EXHIBIT 99.1

Enerpac Tool Group Reports Second Quarter Fiscal 2025 Results

Second Quarter of Fiscal 2025 Continuing Operations Highlights*

  Net sales were $146 million, a 5.1% increase compared to the prior year, with a 5.0% increase in organic sales.1
  Operating profit margin was 21.2% and adjusted operating profit margin was 21.4%
  Net earnings were $20.9 million, or $0.38 per diluted share. Adjusted net earnings were $21.2 million, or $0.39 per diluted share.
  GAAP EPS and adjusted EPS increased 15% and 8% year-over-year, respectively.
  Adjusted EBITDA was $33.8 million and adjusted EBITDA margin was 23.2%.
  Returned $10 million to shareholders through share repurchases.

*This press release contains financial measures in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

MILWAUKEE, March 24, 2025 (GLOBE NEWSWIRE) -- Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company” or “Enerpac”) today announced results for its fiscal second quarter ended February 28, 2025.

“We were pleased with Enerpac’s solid performance in the second quarter – highlighted by strong organic revenue growth of 5% – which continued to outperform the soft industrial sector,” said Paul Sternlieb, Enerpac Tool Group’s President & CEO.

Consolidated Results from Continuing Operations
(US$ in millions, except per share)
	Three Months Ended		Six Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Net Sales	$145.5	$138.4	$290.7	$280.4
Net Earnings	20.9	17.9	42.6	36.2
Diluted EPS	0.38	0.33	0.78	0.66
Adjusted Diluted EPS	0.39	0.36	0.79	0.76
Adjusted EBITDA	33.8	34.3	68.1	69.2

Second Quarter Fiscal 2025 Consolidated Results Comparisons

“Profitability remained at high levels in the second quarter of fiscal 2025, although gross margins were impacted by a mix shift,” said Darren Kozik, Executive Vice President and Chief Financial Officer. “At the same time, our top-line growth reflected Enerpac’s strong brand and ability to execute in a challenging environment.”

Consolidated net sales for the second quarter of fiscal 2025 were $145.5 million compared to $138.4 million in the prior-year period, an increase of 5.1%. On an organic basis, sales increased 5.0% year-over-year, driven by IT&S organic growth of 4.2% and 33.1% growth at Cortland Biomedical. The strengthening of the U.S. dollar negatively impacted sales by $2.9 million in the period.

Net sales for the Industrial Tools & Services segment (IT&S) increased 4.4%, driven by organic growth and the acquisition of DTA, partially offset by the negative impact of foreign exchange rates. IT&S Product sales increased 4.4% on an organic basis and Service revenue increased 3.4% year-over-year.

Gross profit margin declined 110 basis points year-over-year to 50.5% as a result of a shift in product sales towards Heavy Lifting Technologies (HLT) as well as the mix of service projects in the quarter. Selling, general and administrative expenses (SG&A) of $41.4 million increased 0.7% year-over-year, or 4.6% on an adjusted basis.

Second quarter fiscal 2025 net earnings and diluted EPS were $20.9 million and $0.38 respectively, compared to $17.9 million and $0.33, respectively, in the year-ago period.

Second quarter adjusted EBITDA was $33.8 million compared to $34.3 million in the year-ago period. Adjusted EBITDA margin declined 160 basis points year-over-year to 23.2% due to gross margin pressures discussed above and the inclusion of DTA, partially offset by a return to normalized profitability at Cortland Biomedical.

Balance Sheet and Leverage
(US$ in millions)	February 28, 2025	November 30, 2025	February 29, 2024
Cash Balance	$119.5	$130.7	$153.7
Debt Balance	$192.1	$193.3	$244.9
Net Debt to Adjusted EBITDA[2]	0.5x	0.5x	0.7x

Net debt on February 28, 2025, was $72.6 million, resulting in a net debt to adjusted EBITDA ratio of 0.5x. The company repurchased approximately 220,000 shares of its common stock in the second quarter of fiscal 2025 for a total of $10.2 million under its share repurchase program announced in March 2022.

Outlook

“In light of the macro uncertainty and the prospect of lower economic growth resulting from tariffs or other geopolitical events, we maintain a cautious tone,” concluded Sternlieb. “Nonetheless, given our growth through the first half of fiscal 2025, we are reiterating full-year guidance, including sales and adjusted EBITDA growth of 5 percent at the midpoint.”

The Company is projecting a net sales range of $610 million to $625 million in fiscal 2025. The forecast anticipates organic sales growth of approximately 0% to 2%, with expected adjusted EBITDA in the range of $150 million to $160 million, and free cash flow between $85 million to $95 million. This forecast is based on the Company’s key foreign exchange rate assumptions and assumes that there is no broad-based global recession.

Conference Call Information

An investor conference call is scheduled for 7:30 am CT on March 25, 2025. Webcast information and conference call materials, including an earnings presentation, are available on the Enerpac Tool Group company website (www.enerpactoolgroup.com).

1Organic sales represent net sales excluding the impact of foreign exchange rates, acquisitions, and divestitures. A reconciliation of organic sales to comparable net sales is presented in the tables accompanying this release.

2Calculated in accordance with the terms of the Company’s September 2022 Senior Credit Facility.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. In addition to statements with respect to guidance, the terms “outlook,” “guidance,” “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include, without limitation, general economic uncertainty, market conditions in the industrial, oil & gas, energy, power generation, infrastructure, commercial construction, truck and automotive industries, supply chain risks, including disruptions in deliveries from suppliers due to political tensions; impacts from the imposition, or threat of imposition, of tariffs, the impact of geopolitical activity, including the invasion of Ukraine by Russia and international sanctions imposed in response thereto, as well as armed conflicts in the Middle East, including the impact on shipping in the Red Sea, the ability of the Company to achieve its plans or objectives related to its growth strategy, market acceptance of existing and new products, market acceptance of price increases, successful integration of acquisitions, the impact of dispositions and restructurings, the ability of the Company to continue to achieve its plans or objectives related to the PEP program, operating margin risk due to competitive pricing and operating efficiencies, risks related to reliance on independent agents and distributors for the distribution and service of products, material, labor, or overhead cost increases, tax law changes, foreign currency risk, interest rate risk, commodity risk, tariffs, litigation matters, cybersecurity risk, impairment of goodwill or other intangible assets, the Company’s ability to access capital markets and other risks and uncertainties that may be referred to or noted in the Company’s reports filed with the Securities and Exchange Commission from time to time, including those described in the Company’s Form 10-K for the fiscal year ended August 31, 2024. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. These non-GAAP measures include organic sales, EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted operating profit from continuing operations, segment adjusted operating profit and adjusted EBITDA, adjusted corporate expense, adjusted SG&A expense, free cash flow and net debt. This press release includes reconciliations of non-GAAP measures to the most comparable GAAP measure, included in the tables attached to this press release or in footnotes to the tables included in this press release. Management believes the non-GAAP measures presented in this press release are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the financial metrics management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools, services, technology, and solutions provider serving a broad and diverse set of customers and end markets for mission-critical applications in more than 100 countries. The Company makes complex, often hazardous jobs possible safely and efficiently. Enerpac Tool Group’s businesses are global leaders in high pressure hydraulic tools, controlled force products, and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

(tables follow)

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	February 28,	August 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$119,509	$167,094
Accounts receivable, net	111,993	104,335
Inventories, net	80,431	72,887
Other current assets	37,466	27,942
Total current assets	349,399	372,258

Property, plant and equipment, net	49,026	40,285
Goodwill	277,241	269,597
Other intangible assets, net	46,682	36,058
Other long-term assets	54,279	59,130

Total assets	$776,627	$777,328

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$5,000	$5,000
Trade accounts payable	43,903	43,368
Accrued compensation and benefits	19,080	25,856
Income taxes payable	3,207	5,321
Other current liabilities	42,842	49,848
Total current liabilities	114,032	129,393

Long-term debt, net	187,086	189,503
Deferred income taxes	8,632	3,696
Pension and postretirement benefit liabilities	8,449	10,073
Other long-term liabilities	52,450	52,684
Total liabilities	370,649	385,349

Shareholders' equity
Capital stock	10,852	10,847
Additional paid-in capital	236,019	235,660
Retained earnings	290,008	261,870
Accumulated other comprehensive loss	(130,901)	(116,398)
Stock held in trust	(3,575)	(3,777)
Deferred compensation liability	3,575	3,777
Total shareholders' equity	405,978	391,979

Total liabilities and shareholders' equity	$776,627	$777,328

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Earnings
(In thousands)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2025	2024	2025	2024
Net sales	$145,528	$138,437	$290,724	$280,406
Cost of products sold	72,097	66,962	142,641	134,681
Gross profit	73,431	71,475	148,083	145,725

Selling, general and administrative expenses	41,423	40,723	83,741	82,938
Amortization of intangible assets	1,188	833	2,390	1,657
Restructuring charges	-	398	-	2,799
Impairment & divestiture charges	-	-	-	147
Operating profit	30,820	29,521	61,952	58,184

Financing costs, net	2,371	3,711	5,140	7,408
Other expense, net	750	543	1,237	1,535
Earnings before income tax expense	27,699	25,267	55,575	49,241

Income tax expense	6,798	7,396	12,951	13,064
Net earnings from continuing operations	20,901	17,871	42,624	36,177
Loss from discontinued operations, net of income taxes	-	(54)	-	(622)
Net earnings	$20,901	$17,817	$42,624	$35,555

Earnings per share from continuing operations
Basic	$0.38	$0.33	$0.78	$0.67
Diluted	0.38	0.33	0.78	0.66

Loss per share from discontinued operations
Basic	$-	$(0.00)	$-	$(0.01)
Diluted	-	(0.00)	-	(0.01)

Earnings per share
Basic	$0.38	$0.33	$0.78	$0.65
Diluted	0.38	0.33	0.78	0.65

Weighted average common shares outstanding
Basic	54,397	54,213	54,319	54,370
Diluted	54,808	54,685	54,810	54,846

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	February 28,	February 29,
	2025	2024
Operating Activities
Cash provided by operating activities - continuing operations	16,108	12,065
Cash used in operating activities - discontinued operations	-	(5,413)
Cash provided by operating activities	$16,108	$6,652

Investing Activities
Capital expenditures	(11,517)	(3,152)
Cash paid for business acquisitions, net of cash acquired	(27,196)	-
Working capital adjustment from the sale of business assets	-	(1,133)
Purchase of business assets	-	(1,402)
Cash used in investing activities - continuing operations	$(38,713)	$(5,687)
Cash used in investing activities	$(38,713)	$(5,687)

Financing Activities
Borrowings on revolving credit facility	14,421	48,000
Principal repayments on revolving credit facility	(14,421)	(16,000)
Principal repayments on term loan	(2,500)	(1,250)
Purchase of treasury shares	(14,555)	(30,108)
Stock options, taxes paid related to the net share settlement of equity awards & other	(5,847)	(205)
Payment of cash dividend	(2,167)	(2,178)
Cash used in financing activities - continuing operations	$(25,069)	$(1,741)
Cash used in financing activities	$(25,069)	$(1,741)

Effect of exchange rate changes on cash	89	54

Net decrease from cash and cash equivalents	$(47,585)	$(722)
Cash and cash equivalents - beginning of period	167,094	154,415
Cash and cash equivalents - end of period	$119,509	$153,693

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures for Continuing Operations
(In thousands)
	Fiscal 2024					Fiscal 2025
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales
Industrial Tools & Services Segment	$137,035	$134,822	$145,936	$153,360	$571,153	$140,134	$140,716	$-	$-	$280,850
Other	4,935	3,615	4,453	5,354	18,357	5,062	4,812	-	-	9,874
Enerpac Tool Group	$141,970	$138,437	$150,389	$158,714	$589,510	$145,196	$145,528	$-	$-	$290,724

% Net Sales Growth (Decline) Year over Year
Industrial Tools & Services Segment	7.6%	3.0%	1.3%	0.3%	2.9%	2.3%	4.4%	-	-	3.3%
Other	-59.2%	-67.3%	-63.3%	-31.0%	-57.3%	2.6%	33.1%	-	-	15.5%
Enerpac Tool Group	1.9%	-2.5%	-3.8%	-1.2%	-1.5%	2.3%	5.1%	-	-	3.7%

Adjusted Selling, general and administrative expenses
Selling, general and administrative expenses	$42,216	$40,723	$42,101	$43,524	$168,565	$42,318	$41,423	$-	$-	$83,741
M&A charges	-	-	-	(121)	(121)	(152)	(258)	-	-	(409)
ASCEND transformation program charges	(1,093)	(1,370)	(1,457)	(2,109)	(6,029)	-	-	-	-	-
Adjusted Selling, general and administrative expenses	$41,123	$39,353	$40,644	$41,294	$162,415	$42,166	$41,165	$-	$-	$83,332

Adjusted Selling, general and administrative expenses %
Enerpac Tool Group	29.0%	28.4%	27.0%	26.0%	27.6%	29.0%	28.3%	-	-	28.7%

Adjusted Operating profit
Operating profit	$28,662	$29,521	$33,363	$30,040	$121,587	$31,132	$30,820	$-	$-	$61,952
Impairment & divestiture charges	147	-	-	-	147	-	-	-	-	-
Restructuring charges (1)	2,401	398	1,595	3,450	7,843	-	-	-	-	-
M&A charges	-	-	-	121	121	152	261	-	-	413
ASCEND transformation program charges	1,229	1,607	2,042	2,168	7,047	-	-	-	-	-
Adjusted Operating profit	$32,439	$31,526	$37,000	$35,779	$136,745	$31,284	$31,081	$-	$-	$62,365

Adjusted Operating profit by Segment
Industrial Tools & Services Segment	$38,470	$38,909	$43,648	$42,989	$164,016	$38,074	$38,748	$-	$-	$76,822
Other	2,118	(79)	1,284	1,120	4,443	1,319	1,301	-	-	2,620
Corporate / General	(8,149)	(7,304)	(7,932)	(8,330)	(31,714)	(8,109)	(8,968)	-	-	(17,077)
Adjusted operating profit	$32,439	$31,526	$37,000	$35,779	$136,745	$31,284	$31,081	$-	$-	$62,365

Adjusted Operating profit %
Industrial Tools & Services Segment	28.1%	28.9%	29.9%	28.0%	28.7%	27.2%	27.5%	-	-	27.4%
Other	42.9%	-2.2%	28.8%	20.9%	24.2%	26.1%	27.0%	-	-	26.5%
Adjusted Operating Profit %	22.8%	22.8%	24.6%	22.5%	23.2%	21.5%	21.4%	-	-	21.5%

EBITDA from Continuing Operations (2)
Net earnings from continuing operations	$18,305	$17,871	$22,621	$23,409	$82,207	$21,723	$20,901	$-	$-	$42,624
Financing costs, net	3,697	3,711	3,385	2,731	13,524	2,770	2,371	-	-	5,140
Income tax expense	5,669	7,396	6,813	3,435	23,312	6,152	6,798	-	-	12,951
Depreciation & amortization	3,426	3,328	3,216	3,304	13,275	3,514	3,471	-	-	6,985
EBITDA	$31,097	$32,306	$36,035	$32,879	$132,318	$34,159	$33,541	$-	$-	$67,700

Adjusted EBITDA
EBITDA	$31,097	$32,306	$36,035	$32,879	$132,318	$34,159	$33,541	$-	$-	$67,700
Impairment & divestiture charges	147	-	-	-	147	-	-	-	-	-
Restructuring charges (1)	2,401	398	1,595	3,450	7,843	-	-	-	-	-
M&A charges	-	-	-	121	121	152	261	-	-	413
ASCEND transformation program charges	1,229	1,607	2,042	2,168	7,047	-	-	-	-	-
Adjusted EBITDA	$34,874	$34,311	$39,672	$38,618	$147,476	$34,311	$33,802	$-	$-	$68,113

Adjusted EBITDA by Segment
Industrial Tools & Services Segment	$40,880	$41,443	$45,706	$45,629	$173,659	$40,807	$41,313	$-	$-	$82,120
Other	2,324	141	1,497	1,367	5,330	1,546	1,525	-	-	3,071
Corporate / General	(8,330)	(7,273)	(7,531)	(8,378)	(31,513)	(8,042)	(9,036)	-	-	(17,078)
Adjusted EBITDA	$34,874	$34,311	$39,672	$38,618	$147,476	$34,311	$33,802	$-	$-	$68,113

Adjusted EBITDA %
Industrial Tools & Services Segment	29.8%	30.7%	31.3%	29.8%	30.4%	29.1%	29.4%	-	-	29.2%
Other	47.1%	3.9%	33.6%	25.5%	29.0%	30.5%	31.7%	-	-	31.1%
Adjusted EBITDA %	24.6%	24.8%	26.4%	24.3%	25.0%	23.6%	23.2%	-	-	23.4%

Notes:
(1) Approximately $0.4 million of the Q4 fiscal 2024 restructuring charges were recorded in cost of products sold.
(2) EBITDA represents net earnings from continuing operations before financing costs, net, income tax expense, and depreciation & amortization. Neither EBITDA nor adjusted EBITDA are calculated based upon generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA and adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings. EBITDA and adjusted EBITDA should not be considered as alternatives to net earnings, operating profit or operating cash flows. The Company has presented EBITDA and adjusted EBITDA because it regularly reviews these performance measures. In addition, EBITDA and adjusted EBITDA are used by many of our investors and lenders, and are presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands)
	Fiscal 2024			Fiscal 2025
	Q1	Q2	TOTAL	Q1	Q2	TOTAL
Net Sales
Industrial Tools & Services Segment	$137,035	$134,822	$271,857	$140,134	$140,716	$280,850
Other	4,935	3,615	8,550	5,062	4,812	9,874
Enerpac Tool Group	$141,970	$138,437	$280,407	$145,196	$145,528	$290,724

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Segment	$1,229	$(2,863)	$(1,634)	$-	$-	$-
Other	-	-	-	-	-	-
Enerpac Tool Group	$1,229	$(2,863)	$(1,634)	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Segment	-	-	-	(3,184)	(3,185)	(6,370)
Other	-	-	-	-	-	-
Enerpac Tool Group	$-	$-	$-	$(3,184)	$(3,185)	$(6,370)

Organic Sales by Segment (3)
Industrial Tools & Services Segment	$138,264	$131,959	$270,223	$136,950	$137,531	$274,480
Other	4,935	3,615	8,550	5,062	4,812	9,874
Enerpac Tool Group	$143,199	$135,574	$278,773	$142,012	$142,343	$284,354

Organic Sales Growth (Decline) %
Industrial Tools & Services Segment				-1.0%	4.2%	1.6%
Other				2.6%	33.1%	15.5%
Enerpac Tool Group				-0.8%	5.0%	2.0%

Net Sales by Product Line
Product	$109,856	$111,557	$221,412	$111,149	$118,692	$229,841
Service	32,114	26,880	58,994	34,047	26,836	60,883
Enerpac Tool Group	$141,970	$138,437	$280,406	$145,196	$145,528	$290,724

Adjustment: Fx Impact on Net Sales
Product	$1,115	$(1,943)	$(827)	$-	$-	$-
Service	113	(920)	(807)	-	-	-
Enerpac Tool Group	$1,229	$(2,863)	$(1,634)	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Product	-	-	-	(3,184)	(3,185)	(6,370)
Service	-	-	-	-	-	-
Enerpac Tool Group	$-	$-	$-	$(3,184)	$(3,185)	$(6,370)

Organic Sales by Product Line (3)
Product	$110,971	$109,614	$220,585	$107,965	$115,507	$223,471
Service	32,227	25,960	58,187	34,047	26,836	60,883
Enerpac Tool Group	$143,199	$135,574	$278,772	$142,012	$142,343	$284,354

Organic Sales Growth (Decline) %
Product				-2.7%	5.4%	1.3%
Service				5.6%	3.4%	4.6%
Enerpac Tool Group				-0.8%	5.0%	2.0%

(3) Organic Sales is defined as sales excluding the impact to foreign currency changes and the impact from recent acquisitions and divestitures to net sales.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands, except for per share amounts)
	Fiscal 2024					Fiscal 2025
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Adjusted Earnings (4)
Net Earnings	$17,738	$17,817	$25,778	$24,416	$85,749	$21,723	$20,901	$-	$-	$42,624
(Loss) earnings from Discontinued Operations, net of income tax	(567)	(54)	3,157	1,007	3,542	-	-	-	-	-
Net Earnings from Continuing Operations	$18,305	$17,871	$22,621	$23,409	$82,207	$21,723	$20,901	$-	$-	$42,624
Impairment & divestiture charges	147	-	-	-	147	-	-	-	-	-
Restructuring charges (1)	2,401	398	1,595	3,450	7,843	-	-	-	-	-
M&A charges	-	-	-	121	121	152	261	-	-	413
ASCEND transformation program charges	1,229	1,607	2,042	2,168	7,047	-	-	-	-	-
Net tax effect of reconciling items above	(411)	(185)	(666)	(1,683)	(2,945)	(4)	1	-	-	(3)
Other income tax expense	-	137	-	-	137	-	-	-	-	-
Adjusted Net Earnings from Continuing Operations	$21,671	$19,828	$25,592	$27,465	$94,557	$21,871	$21,163	$-	$-	$43,034

Adjusted Diluted Earnings per share (4)
Net Earnings	$0.32	$0.33	$0.47	$0.44	$1.56	$0.40	$0.38	$-	$-	$0.78
(Loss) earnings from Discontinued Operations, net of income tax	(0.01)	(0.00)	0.06	0.02	0.06	-	-	-	-	-
Net Earnings from Continuing Operations	$0.33	$0.33	$0.41	$0.43	$1.50	$0.40	$0.38	$-	$-	$0.78
Impairment & divestiture charges, net of tax effect	0.00	-	-	-	0.00	-	-	-	-	-
Restructuring charges (1), net of tax effect	0.04	0.00	0.02	0.04	0.11	-	-	-	-	-
M&A charges, net of tax effect	-	-	-	0.00	0.00	0.00	0.00	-	-	0.01
ASCEND transformation program charges, net of tax effect	0.02	0.03	0.03	0.03	0.11	-	-	-	-	-
Other income tax expense	-	0.00	-	-	0.00	-	-	-	-	-
Adjusted Diluted Earnings per share from Continuing Operations	$0.39	$0.36	$0.47	$0.50	$1.72	$0.40	$0.39	$-	$-	$0.79

Notes continued:
(4) Adjusted earnings from continuing operations and adjusted diluted earnings per share represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon GAAP and should not be considered as an alternative to net earnings or diluted earnings per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Enerpac Tool Group companies.

For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding. With respect to the earnings per share reconciliations the impact of share dilution on the calculation of the net earnings or loss per share and discontinued operations per share may result in the summation of these components not equaling the total earnings per share from continuing operations.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP To Non-GAAP Guidance
(In millions)
	Fiscal 2025
	Low	High
Reconciliation of Continuing Operations GAAP Operating Profit
To Adjusted EBITDA (5)
GAAP Operating profit	$135	$147
Other expense, net	(1)	(1)
Depreciation & amortization	16	14
Adjusted EBITDA	$150	$160

Reconciliation of GAAP Cash Flow From Operations to Free Cash Flow
Cash provided by operating activities	$61	$76
Capital expenditures	24	19
Free Cash Flow	$85	$95

Notes continued:
(5) Management does not provide guidance on certain GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included only those items about which we are aware and are reasonably likely to occur during the guidance period covered.